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                                                                   EXHIBIT 10.73


                          SETTLEMENT & MUTUAL RELEASES

        THIS SETTLEMENT & MUTUAL GENERAL RELEASES (hereinafter referred to as the "Agreement") is entered into by the following parties: Dorothy Oriolo, Donald Oriolo, Joan Gerish and Joseph Donald Oriolo (collectively hereinafter referred to as the "Heirs", jointly and severally), The Harvey Entertainment Company and Harvey Comics, Inc. (collectively hereinafter referred to as "Harvey", jointly and severally), with reference to the following facts:

        WHEREAS, the Heirs are the heirs of the late Joseph Oriolo (and constitute all the heirs of Joseph Oriolo with the authority to grant the rights and incur the obligations contained in this Agreement), the well known creator of comic book characters and other intellectual property;

        WHEREAS, in December 1999 and January 2000, the Heirs sent to Harvey certain documents entitled Notices of Termination of Transfers and Licenses ("Notices") with respect to that certain intellectual property known as "Casper The Friendly Ghost" (hereinafter referred to as "Casper");

        WHEREAS, on or about February 11, 2000, Harvey filed a Complaint For Declaratory Relief and Damages for Slander of Title against the Heirs in the United States District Court for the Central District of California (the "Lawsuit");

        WHEREAS, the Heirs have not previously transferred any of the rights to any third parties that the Heirs are transferring herein;

        WHEREAS, the parties now wish to settle any and all disputes between them and engage in certain business transactions, as more specifically set forth in this Agreement;

        NOW, THEREFORE, the parties hereby agree as follows, effective upon the full execution of this Agreement by all the parties:

1. The parties will take no further actions in connection with the Lawsuit, except that Harvey will promptly cause the Lawsuit to be dismissed with prejudice and provide documentation of same to the Heirs.

2. The Heirs hereby irrevocably grant, sell, assign and transfer to Harvey, forever and exclusively, any and all of their interests, rights, claims, copyrights and trademarks in Casper, including all now or hereafter existing rights of every kind in, to, and pertaining to Casper, whether or not such rights are now known, recognized, contemplated, invented or discovered, including but not limited to any and all interests of the Heirs in the title in and to Casper, throughout the universe, for all uses and purposes whatsoever, subject to the terms of this Agreement. The foregoing is intended as and shall constitute a quitclaim of all of the Heirs interests, rights, claims, copyrights and trademarks in Casper. Upon


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    request of Harvey, the Heirs will promptly withdraw the Notices.

3. Harvey will forever give credit to Joseph Oriolo as creator of Casper in all motion pictures and other audio-visual productions featuring Casper, and Harvey will forever give credit to Joseph Oriolo as creator of Casper in other Harvey products where Harvey determines in good faith that giving "creator" credit to anyone is appropriate. Harvey shall have the right but not the obligation to give credit to Seymour Reit (and only to Seymour Reit) as an additional creator of Casper, provided that such credit to Seymour Reit is never more prominent (in size, style of type, etc.) than the credit given to Joseph Oriolo and that the credit to Joseph Oriolo is in first position no less than approximately half the time on an ongoing basis (with Harvey taking into account in good faith the importance of Harvey's various products that incorporate Casper, so that Joseph Oriolo's credit is in first position at least approximately half the time on Harvey's most important and prominent products, and so forth with Harvey's less important and less prominent products), excluding theatrical motion pictures produced or distributed or licensed by Universal Pictures or any related entity (parent, subsidiary or affiliate) of Universal Pictures. In the case of theatrical motion pictures produced or distributed or licensed by Universal Pictures or any related entity of Universal Pictures, Joseph Oriolo's credit vis-a-vis Seymour Reit's credit shall be no less prominent (including position) than Joseph Oriolo's credit was in Universal Pictures' theatrical motion picture known as Casper that was released in or about 1995. Without limiting the generality of the foregoing, Harvey shall give such credit to Joseph Oriolo as part of the main credits in all motion pictures and other audio-visual productions featuring Casper where credits are given to any other persons for creative services (including actors, writers, directors, producers, etc.). Harvey shall also require all third parties that acquire rights in Casper from Harvey to give the aforesaid credits to Joseph Oriolo.

4. Donald Oriolo shall have the right to sign the name "Oriolo" on all Casper artwork (including cells) issued by Harvey or under Harvey's control where Harvey determines in good faith that creator signatures are appropriate. Subject to Donald Oriolo's availability, Donald Oriolo will physically appear at places and times reasonably requested by Harvey to sign Casper artwork for the public, provided that Harvey reimburses Donald Oriolo for his reasonable expenses and for his services in accordance with industry standards. As a general matter, Harvey in its sole good faith discretion shall have the right to use the name and likeness of Joseph Oriolo and of Donald Oriolo in connection with Casper in a reasonable manner not inconsistent with industry standards.

5. The Heirs and Harvey each agree to execute all reasonable documents requested by the other in connection with the subject matter of this Agreement in order to effectuate the purposes and intents of this Agreement, at the expense of the party making such request. Without limiting the generality of the foregoing, the Heirs agree to assign to Harvey all of their rights in any trademarks relating to Casper that may have been filed by any of the Heirs or their representatives in Germany or any other country and to execute all reasonable documents to effectuate such assignments, provided that (if Harvey requests the Heirs to so assign and/or to execute) Harvey will promptly reimburse the Heirs for the



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    costs that they previously incurred in connection with such German trademark filings, including but not limited to legal fees and filing fees, but not to exceed US$2,900.00 per trademark.

6. Except as set forth in this Agreement, each Heir for him or herself and his or her respective successors, affiliates, agents, employees and assigns hereby relieves, covenants not to sue, releases and discharges Harvey, their directors, officers, assigns, assures, successors, employees, agents, attorneys, parent, subsidiaries, affiliates from any and all claims, demands, actions or causes of action, debts, controversies and damages of whatever kind or nature whether now known or unknown which such Heir might have or claim to have or at any time heretofore had or claimed to have. Each Heir acknowledges that he or she is aware that it may hereafter discover facts different from or in addition to what he or she now knows or believes to be true with respect to the matters herein released, and he or she agrees that this release shall be and remain in effect in all respects as a complete general release, notwithstanding any such different or additional facts. Each Heir acknowledges that he or she has been informed of Section 1542 of the Civil Code of the State of California and does hereby expressly waive and relinquish all rights and benefits that he or she has or may have under said Section, which reads as follows:

    a) "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

7. Except as set forth in this Agreement, Harvey for itself and its respective successors, affiliates, agents, employees and assigns hereby relieves, covenants not to sue, releases and discharges the Heirs, their assigns, assures, successors, employees, agents, attorneys, and affiliates from any and all claims, demands, actions or causes of action, debts, controversies and damages of whatever kind or nature whether now known or unknown which Harvey might have or claim to have or at any time heretofore had or claimed to have. Harvey acknowledges that it is aware that it may hereafter discover facts different from or in addition to what it now knows or believes to be true with respect to the matters herein released, and it agrees that this release shall be and remain in effect in all respects as a complete general release, notwithstanding any such different or additional facts. Harvey acknowledges that it has been informed of Section 1542 of the Civil Code of the State of California and does hereby expressly waive and relinquish all rights and benefits that it has or may have under said Section, which reads as follows:

    a) "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

8. Harvey and the Heirs each hereby represents and warrants to the other, and agrees with the other party as follows:



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    a)  Each party has received legal advice from its attorneys with respect to the advisability of making and executing this Agreement including, without limitation, the release provided for above, and knows and understands its legal effect.

    b) No person, firm or corporation (whether or not a party hereto) has made any statement, representation or promise regarding a fact relied upon by either party in entering into this Agreement which is not set forth herein.

    c) Each party has made such investigation of the facts pertaining to the disputes hereinabove described and of all matters pertaining thereto as each party may deem necessary or desirable.

    d) Each party has the full right, capacity and authority to enter into the perform this Agreement.

9.  The terms of this Agreement are contractual and not a mere recital.

10. Harvey and the Heirs also each represent and warrant to the other that such party has not assigned or transferred to any person, firm, corporation or other entity in any manner, including by way of subrogation or operation of law, or otherwise, any claim, right, demand, action or cause of action that the parties may have had, has or might have arising out of the matters described herein, nor any portion thereof.

11. The validity, construction and enforceability of this Agreement shall be governed in all respects by the laws of California applicable to agreements negotiated, executed and performed in California by California parties. The parties hereby confer upon the United States federal and state courts located in the City and County of Los Angeles exclusive jurisdiction to hear all disputes arising under the Agreement or by reason of its termination, and agree that service of process may be served, in addition to any other method permitted by law, by registered or certified mail sent return receipt requested. In the event of any breach of this Agreement, the aggrieved party may seek (and be entitled in appropriate circumstances to obtain) money damages or specific performance, but no party shall seek or be entitled to rescind or terminate this Agreement.

12. All representations and warranties contained herein shall survive the execution of this Agreement.

13. This Agreement sets forth the entire understanding and supersedes all prior and contemporaneous agreements between the parties relating to the subject matter contained herein and merges all prior and contemporaneous discussions between them. Neither party shall be bound by any definition, condition, representation, warranty, covenant or provision other than as expressly stated in or contemplated by this Agreement or as



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    subsequently shall be set forth in writing and executed by an authorized representative of the party to be bound. No modification or alteration of this Agreement shall be binding or valid unless in writing and signed by the party to be charged with such modification, alteration or agreement. No waiver of any term, covenant or condition of this Agreement shall be construed as a waiver of any other term, covenant or condition nor shall any waiver of any default under this Agreement be construed as a continuing waiver thereof or as a waiver of any other default.

14. The parties hereto acknowledge and agree that this is an agreement which is not in any respect, nor for any purpose, to be deemed or construed to be an admission or concession of any liability or wrongdoing by any party whatsoever, and in connection therewith, neither this Agreement nor any provision herein contained shall be deemed to be for the benefit of, or confer any rights of any kind or nature whatsoever upon, any third party.

15. Any press releases or publicity in connection with the subject matter of this Agreement shall require the approval of all parties, with the understanding that Walter E. Calmette has the authority to convey approvals the Heirs to Harvey.

16. Harvey's notices to the Heirs hereunder shall be sent to the attention of Donald Oriolo at Felix The Cat Productions, Inc., 123 Route 23 South Hamburg, NJ 07419, by mail or courier and by fax to (973) 209-8800; with a copy to Walter E. Calmette at Felix The Cat Productions, Inc., 1811 Colina Drive, Glendale, CA 91208, by mail or courier and by fax to (818) 956-7044, with a copy to Peter Bierstedt, 2039 North Gramercy Place, Hollywood, CA 90068-3616, by mail or courier and by fax to (323) 465-3511. The Heirs notices hereunder shall be sent to the attention of Glenn R. Weisberger, Senior Vice President and General Counsel, The Harvey Entertainment Corporation, 11835 West Olympic Boulevard, Suite 550E, Los Angeles, CA 90064, by mail or courier and by fax to (310) 444-4101. The foregoing addresses and fax numbers may be changed any affected party by appropriate notice.

17. This Agreement shall inure to the benefit of, and shall be binding upon, each of the parties hereto, and their respective heirs, executors, administrators, assigns, successors-in-interest, representatives, trustees and beneficiaries. This Agreement may be executed in counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument.


                  [This Agreement is signed on the next page.]




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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date of the last party signing this Agreement as indicated below.


THE HARVEY ENTERTAINMENT COMPANY        HARVEY COMICS, INC.


By______________________________        By______________________________

Its_____________________________        Its_____________________________

Signed: __________________, 2000        Signed:___________________, 2000


________________________________        ________________________________
Dorothy Oriolo                          Donald Oriolo

Signed: __________________, 2000        Signed:___________________, 2000


________________________________        ________________________________
Joan Gerish                             Joseph Donald Oriolo

Signed: __________________, 2000        Signed: __________________, 2000




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